UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2017

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President

On May 16, 2017, LendingClub Corporation (the "Company") announced that Steve Allocca, 44, will join the Company as its President, effective May 22, 2017.

Mr. Allocca will join the Company from PayPal Holdings, Inc., a leading technology platform company that enables digital and mobile payments on behalf of consumers and merchants worldwide, where he served as Vice President and General Manager of Global Credit beginning in 2013. From 2008 through 2012, Mr. Allocca was the Founder and Chief Executive Officer of Loan Science, LLC., one of the leading providers of loan portfolio analytics and management for banks, education companies, insurers and investment firms. Prior to that, he served as President and COO of Education Finance Partners, the nation’s fourth largest originator of private student loans, and held notable positions at Wells Fargo including Head of Personal Credit and SVP of Customer Acquisition and Integrated Marketing.

Under the terms of his employment agreement, Mr. Allocca will receive an annual base salary of $450,000, with a 75 percent bonus target. In addition, partly in recognition of significant cash and equity compensation Mr. Allocca is forfeiting from his former employer, Mr. Allocca will receive an initial equity award of $6 million, which will vest quarterly over a four year period. In addition, he will receive a one-time signing bonus of $600,000, half of which is payable on his start date and half of which is payable on the first anniversary of his start date, and relocation assistance which includes a relocation assistance bonus of $3 million, each of which is subject to a ratable clawback in certain circumstances. The Company also may reimburse Mr. Allocca if and to the extent he is required to repay compensation paid by his prior employer.

There are no arrangements or understandings between Mr. Allocca and any other persons pursuant to which he was appointed as President. There are also no family relationships between Mr. Allocca and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the addition of Mr. Allocca is furnished as Exhibit 99.1 to this Form 8-K.

Amendment to Employment Agreement of Tom Casey

On May 17, 2017, the Company entered into an Amendment to its Employment Agreement with Tom Casey, the Company’s Chief Financial Officer (the “Amendment”). Pursuant to the Amendment, the Company will pay Mr. Casey a relocation assistance bonus of $3 million, which is subject to a ratable clawback in certain circumstances.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit Number	Exhibit Title or Description
99.1	Press Release dated May 16, 2017

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: May 19, 2017	By:	/s/ Russell S. Elmer
Russell S. Elmer
General Counsel and Secretary
(duly authorized officer)